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                                  EXHIBIT 10(d)

                               DMI FURNITURE, INC.
                                 (the "Company")


                   NONEMPLOYEE DIRECTORS STOCK OPTION PROGRAM

1.       PURPOSE.

         The purpose of the Nonemployee Directors Stock Option Program (the "Program") is to attract and retain highly qualified individuals to serve on the Company's Board of Directors in light of the Company's difficulty in obtaining directors and officers liability insurance coverage and the increasing imposition of liability upon directors.

2.       SHARES SUBJECT TO THE PROGRAM.

         Shares of the Company's common stock, par value $.10 per share (the "Shares"), to be issued under the Program shall be made available either from authorized but unissued Shares or from Shares issued and reacquired by the Company. The aggregate number of Shares that may be issued under the Program shall not exceed 160,000 Shares, subject to adjustment pursuant to Section 6 of the Program.

         If options are for any reason cancelled, or expire or terminate unexercised, the Shares covered by such options shall again be available for the grant of options within the limits provided by the preceding sentence.

3.       ELIGIBILITY.

         All directors who have been elected by the Company's stockholders and who are not employees of the Company ("Nonemployee Directors") are entitled to receive grants of options under the Program.


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4.       GRANT OF OPTIONS.

         Subject to the approval of this Program by the Company's stockholders and to the terms and conditions below:

         a. Each Nonemployee Director serving on the Board on May 5, 1987 is hereby automatically granted options for 5,000 Shares plus options for 1,000 Shares for any calendar year, commencing with 1977, during any part of which he served as a Director.

         b. Each person elected for the first time as a Nonemployee Director after approval of the Program by the Company's stockholders shall automatically be granted an option for 5,000 Shares on the March 15th immediately succeeding such election.

         c. Commencing in 1988, each Nonemployee Director in office on March 15 of any year shall automatically be granted an option for 1,000 Shares on such date.

5.       TERMS AND CONDITIONS OF OPTIONS.

         As soon as practicable after each grant of options pursuant to the Program, the Company and the Nonemployee Director shall enter into an option agreement evidencing the options granted, which shall reflect and hot contain any provision not consistent with the following terms and conditions:

         a. OPTION PRICE. The option price per share for options granted on May 5, 1987 shall be $2.25, which was the closing bid price for the Shares on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on May 5, 1987. The option price for options granted in years after 1987 shall be the closing bid price for Shares on NASDAQ on March 15th of the year of the grant of such options.

         b. PAYMENT. The option price shall be payable in cash. No Shares shall be issued until full payment has been made. A holder of an option shall have none of the rights of a stockholder until certificates for the Shares are issued.

         c. PERIOD OF OPTIONS. Each option shall expire ten years from the date of the grant of the option and shall be void and unexercisable thereafter, unless earlier terminated as provided herein.

         d. EXERCISE OF OPTIONS. No option may be exercised before the later of the date of approval of the Program by the Company's stockholders and the first anniversary of the grant. Options for no more than 50% of the Shares subject to the options may be exercised before the second anniversary of the grant. Options for 100% of the Shares subject to the options may be exercised on or after the second anniversary of the grant.

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         Not less than 25 Shares, and no fractional Shares, may be purchased at any one time unless the number of Shares purchased is the total number remaining unpurchased under the option.

         e. NONTRANSFERABILITY OF OPTIONS. An option granted under the Program may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Nonemployee Director to whom granted, may be exercised only by such Nonemployee Director.

         f. TERMINATION OF SERVICE.

                  (i) If a Nonemployee Director ceases to serve as a director, other than by reason of retirement with the permission of the Board or death, the Nonemployee Director may exercise only those options that were exercisable by him at the date of his termination of service as a director. Any option held by such Nonemployee Director shall expire unless exercised within six months from the date of termination of the Nonemployee Director's service.

                  (ii) If a Nonemployee Director retires from service as a director with the permission of the Board, his options will become immediately exercisable to the extent of the remaining Shares covered by the option whether or not such Shares had become exercisable by the Nonemployee Director at the date of his retirement. The retired Nonemployee Director may exercise these options at any time during their remaining term.

                  (iii) If a Nonemployee Director dies while serving as a director of the Company or after retirement with the permission of the Board, his legal representatives or beneficiaries may exercise his options at any time during the remaining term of the options to the extent of the number of Shares covered by the options.

                  (iv) If a Nonemployee Director dies during the six months after the date of his termination of service as a director other than by reason of retirement with the permission of the Board, his options may be exercised by his legal representatives or beneficiaries at any time within one year after the date of his death, to the extent of the number of options exercisable at the date of termination of his service as a director.

6. ADJUSTMENT IN THE EVENT OF RECAPITALIZATION OF THE COMPANY. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of the Company that results in an increase or decrease in the number of outstanding Shares without receipt of consideration by the Company, the number of Shares subject to any option and the option price will be automatically adjusted in proportion to any increase or decrease in the number of outstanding Shares. If the stated par value of the Shares is changed or eliminated, the class of shares resulting from such event will be deemed to be the Shares within the meaning of the Program.

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         The Company's issuance of shares of its capital stock for consideration will not affect the number of Shares subject to an option or the option price, and neither the number of Shares subject to an option nor the option price under this Program will be adjusted upon such issuance.

7.       CHANGE IN CONTROL.

         Upon a Change in Control in the Company, all options previously granted and not exercised shall become immediately exercisable to the same extent and in the same manner as if they had become exercisable in accordance with the provisions of the Program relating to the period of options and to termination of service.

         For purposes of the Program, a "Change in Control" of the Company shall be deemed to have occurred if:

         a. Any "person" (as that term is used in Sections 13(d) and 14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding capital stock;

         b. During any period of two consecutive years individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Board, unless the nomination of each new director for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

         c. Upon the consummation of (a) any merger or consolidation of the Company in which the Company would not be the surviving corporation, or pursuant to which Shares are converted to cash, securities or other property, other than a merger of the Company in which holders of Shares have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all, or substantially all, of the assets of the Company, provided the Company shall deliver written notice of the date of consummation of any transaction described in (a) or (b) to each Nonemployee Director at least ten days prior to consummation;

         d. Any person (other than the Company or any Nonemployee Director) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control of the Company.

8.       ADMINISTRATION OF THE PROGRAM.

         The program will be administered by the Board of Directors. Under no circumstances, however, will the Board of Directors have discretion to determine which Nonemployee Directors

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will receive grants of options, the number of Shares subject to such options, or the terms or conditions upon which options may be granted or exercised.

9.       PERMITTED ISSUANCE TO PERSONS NOT NONEMPLOYEE DIRECTORS.

         From time to time, an incorporated or unincorporated firm, e.g.. a partnership, professional service corporation, or business corporation (a "Firm"), may furnish one or more of the Firm's partners, associates, or employees to serve as a Nonemployee Director. In those circumstances, by the terms of the partnership or employment agreement between the Firm and the furnished Nonemployee Director, all remuneration payable in any form to the Nonemployee Director as compensation for his services as a director may be properly payable to the Firm instead of to the Nonemployee Director. Without regard to any other provision of this Program, the Company shall, at the direction of the Nonemployee Director and in reliance upon the Nonemployee Director's interpretation of the agreement between himself and his Firm, issue to the Firm any or all of the options automatically granted to the Nonemployee Director under this Program. As a condition to the issuance of any such options to the Firm, the Company and the Firm shall enter into the option agreement contemplated by paragraph 5 of this Program. That option agreement between the Company and the Firm shall provide, among other things, that the Firm's rights to exercise the options shall be determined with reference to the Nonemployee Director's service as a director. For example, if the Nonemployee Director ceases to serve as a director, other than by reason of retirement with the permission of the Board or death, then, in accordance with paragraph 5f of this Program, the Firm may exercise only those options that were exercisable by it at the date of the Nonemployee Director's termination of service as a director.

10.      AMENDMENT OF THE PROGRAM.

         The Program may be amended by the Board of Directors, except that stockholder approval is required for any amendment that would change (i) the total number of Shares as to which options may be granted, (ii) persons eligible to receive grants of options under the Program, (iii) the option price, (iv) the period during which options may be granted or exercised, or (v) the requirement that the Program be administered by the Board of Directors. The Board of Directors shall not amend the Program to confer any discretion on the Board as to persons eligible to receive grants of options, the number of Shares subject to such options, or the terms and conditions upon which such options may be granted or exercised.

11.      APPROVAL OF STOCKHOLDERS; TERMINATION.

         The Program will not take effect until adopted by the Board and approved by holders of a majority of the outstanding Shares. The Program shall terminate on May 5, 1997, but the termination of the Program shall not affect the period of any option that has not been exercised.


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